UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

ZIFF DAVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

114 5th Avenue, 15th Floor New York, New York 10011
(Address of principal executive offices and Zip Code)

(212) 503-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

Indenture and Notes

On July 16, 2024, Ziff Davis, Inc. (the “Company”) issued $263,147,000 in aggregate principal amount of new 3.625% Convertible Senior Notes due 2028 (the “2028 Notes”) and paid an aggregate of approximately $134,989,000 in cash in exchange for $400,891,000 aggregate principal amount of its 1.75% Convertible Senior Notes due 2026 (the “2026 Notes”) (collectively, the “Exchange Transactions”) pursuant to separate, privately negotiated exchange agreements with certain holders of the 2026 Notes. The Company also paid outstanding and accrued interest on the exchanged 2026 Notes through the closing date. The 2028 Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of July 16, 2024, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms not defined herein shall have the meaning set forth in the Indenture.

The 2028 Notes bear interest at a rate of 3.625% per annum on the principal amount thereof, payable semi-annually in arrears on September 1 and March 1 of each year, beginning on March 1, 2025, to the noteholders of record of the 2028 Notes as of the close of business on the immediately preceding August 15 and February 15, respectively. The 2028 Notes will mature on March 1, 2028 (the “Maturity Date”), unless earlier converted or repurchased. The 2028 Notes are convertible into cash, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock” or “Share(s)”), or a combination of cash and the Company’s Common Stock, at the Company’s election.

Holders may convert their 2028 Notes at their option in the following circumstances:

•	at any time prior to the close of business on the Business Day immediately preceding December 1, 2027;

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2024 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least twenty Trading Days (whether or not consecutive) during the period of thirty consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day;

•

during the five Business Day period immediately after any ten consecutive trading day period (such ten consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of the 2028 Notes for each trading day of the measurement period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on the Company’s Common Stock, as provided in the Indenture; and

•	on or after December 1, 2027 and prior to the close of business on the Business Day immediately preceding the Maturity Date.

The initial conversion rate of the 2028 Notes is 10 shares per $1,000 principal amount of the 2028 Notes, which represents an initial conversion price of $100 per share. The conversion rate is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. The Company will have the right to elect to settle conversions in cash, in Common Stock, or in a combination of cash and Common Stock.

Upon the occurrence of a Make-Whole Fundamental Change, the Company will in certain circumstances increase the conversion rate for a specified period of time referred to as the “Make-Whole Fundamental Change Period” in the Indenture. In addition, upon the occurrence of a Fundamental Change, holders of the 2028 Notes may require the Company to repurchase their 2028 Notes at a cash repurchase price equal to the principal amount of the 2028 Notes to be repurchased at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date.

The Indenture includes customary terms and covenants, including certain Events of Default. The Events of Default include: (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon Fundamental Change or otherwise) of the principal of, or the redemption price or Fundamental Change Repurchase Price for, any Note, (ii) default by the Company for thirty consecutive days in the payment when due of interest on any Note, (iii) failure by the Company to deliver, when required by the Indenture, a fundamental change notice, if such failure is not cured within five business days after its occurrence, or a notice of certain corporate events as provided in the Indenture, (iv) default by the Company in its obligations to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five business days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the 2028 Notes if such default is not cured or waived within sixty days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $50,000,000 (or its foreign currency equivalent), (viii) entry of judgments against the Company or any of its subsidiaries for the payment of at least $50,000,000 where such judgments are not waived, paid, discharged or stayed within sixty days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished, and (ix) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries, as defined in the Indenture.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the 2028 Notes then outstanding will immediately become due and payable, upon demand of the Trustee. If any other Event of Default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the 2028 Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the 2028 Notes then outstanding to become due and payable immediately.

The 2028 Notes are senior, unsecured obligations of the Company and are equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the 2028 Notes and effectively subordinated to the Company’s existing and future senior, secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The 2028 Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Indenture and the 2028 Notes do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The 2028 Notes were issued in reliance upon Section 4(a)(2) of the Securities Act (the “Securities Act”), in transactions not involving any public offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act and institutional accredited investors (within the meaning of Rule 501 under the Securities Act). Any shares of Common Stock that may be issued upon conversion of the 2028 Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of

2,631,470 shares of common stock of the Company may be issued upon conversion of the 2028 Notes, based on the initial conversion rate of 10 shares of common stock per $1,000 principal amount of the 2028 Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1	Indenture, dated as of July 16, 2024, between Ziff Davis, Inc. and Wilmington Trust, National Association, as Trustee.

Exhibit 4.2	Form of certificate representing the 3.625% Convertible Senior Notes due 2028 (included as Exhibit A to Exhibit 4.1).

Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2024	ZIFF DAVIS, INC.

	By:	/s/ Jeremy Rossen
	Name:	Jeremy Rossen
	Title:	Executive Vice President, General Counsel and Secretary